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American Century Growth Funds, Inc.
Exhibit 77C


A special meeting of shareholders was held on July 27, 2007, to vote on the following proposals. The proposals received the required number of votes of the American Century Growth Funds, Inc. or the applicable fund, depending on the proposal, and were adopted. A summary of voting results is listed below each proposal.

PROPOSAL 1:

To elect nine Directors to the Board of Directors of American Century Growth Funds, Inc. (the proposal was voted on by all shareholders of funds issued by American Century Growth Funds, Inc.):

James E. Stowers, Jr.                       For:                          26,042,891
                                            Withhold:                      551,671
                                            Abstain:                       0
                                            Broker Non-Vote:               0

Jonathan S. Thomas                          For:                          26,100,723
                                            Withhold:                     493,839
                                            Abstain:                       0
                                            Broker Non-Vote:               0

Thomas A. Brown                             For:                          26,073,390
                                            Withhold:                     521,171
                                            Abstain:                       0
                                            Broker Non-Vote:               0

Andrea C. Hall                              For:                          26,087,609
                                            Withhold:                      506,953
                                            Abstain:                       0
                                            Broker Non-Vote:               0

James A. Olson                              For:                          26,084,354
                                            Withhold:                     510,207
                                            Abstain:                       0
                                            Broker Non-Vote:               0

Donald H. Pratt                             For:                          26,047,947
                                            Withhold:                     546,615
                                            Abstain:                       0
                                            Broker Non-Vote:               0

Gale E. Sayers                              For:                          26,056,130
                                            Withhold:                     538,432
                                            Abstain:                       0
                                            Broker Non-Vote:               0

M. Jeannine Strandjord                      For:                          26,082,395
                                            Withhold:                     512,167
                                            Abstain:                       0
                                            Broker Non-Vote:               0

Timothy S. Webster                          For:                          26,092,875
                                            Withhold:                     501,687
                                            Abstain:                       0
                                            Broker Non-Vote:               0




PROPOSAL 2:

To approve a change in the fee structure of the Advisor Class. This proposal was voted on by the Advisor Class shareholders of the following funds:

                    Legacy Focused Large Cap             Legacy Large Cap           Legacy Multi Cap
For:                850,367                              855,113                    599,775
Against:             0                                    0                          0
Abstain:             0                                    0                          0


Broker
Non-Vote:           62,784                                0                         167,257

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